UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2012

Tengion, Inc.
(Exact name of registrant as specified in its charter)

001-34688
(Commission File Number)

Delaware	20-0214813
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

3929 Westpoint Blvd., Suite G
Winston-Salem, PA 27103
(Address of principal executive offices, with zip code)

(336) 722-5855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 30, 2012, Tengion, Inc. (the "Company") announced that its Board of Directors approved a reverse split of the Company’s common stock at a ratio of 1-for-10, effective June 14, 2012.

On June 1, 2012, the Company filed a Certificate of Amendment (the "Amendment") to its Fourth Amended and Restated Certificate of Incorporation to effect the reverse stock split of the Company's issued and outstanding common stock.  The Amendment has an effective date and time of 12:01 a.m. on June 14, 2012.  The Amendment provides that no fractional shares will be issued; each fraction that results from the reverse split will be rounded up to the nearest whole share.  The Company’s common stock will begin trading on a split-adjusted basis when the NASDAQ Capital Market opens on June 14, 2012.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of Tengion, Inc., effective 12:01 a.m., June 14, 2012.

99.1	Press Release, dated May 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGION, INC.

Date: June 5, 2012	By: /s/ A. Brian Davis
Chief Financial Officer and Vice President, Finance

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of Tengion, Inc., effective 12:01 a.m., June 14, 2012.
99.1	Press Release, dated May 30, 2012